                                                                   Exhibit 23(b)


                          CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Brush Engineered Materials Inc. (formerly Brush Wellman Inc.) Savings and Investment Plan of our report dated June 1, 1999, with respect to the financial statements and schedules of the Brush Wellman Inc. Savings and Investment Plan included in its Annual Report (11-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.



                                        /s/ Mills, Potoczak & Company

Cleveland, Ohio
May 17, 2000